SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12
Fidelity Concord Street Trust
(Name of Registrant as Specified In Its Charter)
(if you checked "filed by registrant above" do not fill this in: Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Dear Investor:

Thank you for returning your proxy card. Before we can tabulate your vote, however, the issue(s) checked below must be addressed.

Please make the necessary correction(s) or addition(s) to your proxy card and return in the business reply envelope enclosed.

Proxy card not signed

Title not indicated (President, Treasurer, Trustee, etc.)

Proxy card not signed by registered owner

Proxy card must be signed by ALL joint owners

More than one box marked for a proposal

(Please circle and initial a single choice)

Both sides of signed proxy card must be faxed

If you prefer, you may vote using one of the following toll-free options:

1. Vote by Telephone 1-800-848-3155

Call weekdays from 8:00 AM - 11:00 PM Eastern Time, and Saturdays from 11:00 AM - 6:00 PM Eastern Time. Your vote will be recorded by a representative of D.F. King & Co., Inc., an independent proxy solicitation firm.

2. Vote by Touch-Tone Phone

Call 1-888-221-0697 and follow the instructions. This service is available 7 days a week, 24 hours a day.

3. Vote by Fax

Fax both the front and back of your signed proxy card to 1-888-451-8683.

Thank you!

(Fidelity Investment logo)(registered trademark)